                                                                         EX-23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement on Form N-14") of our report dated February 17, 1998 relating to the financial statements and financial highlights of the UBS Large Cap Growth Portfolio appearing in the December 31, 1997 Annual Report to Shareholders of The UBS Private Investor Funds,
Inc. - Large Cap Growth Fund, which is also incorporated by reference into the Registration Statement on Form N-14.



PRICEWATERHOUSECOOPERS


Chartered Accountants
Toronto, Ontario
September 21, 1998

                                       9